UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 21, 2025

SHARPLINK GAMING, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41962	87-4752260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55402

(Address of Principal Executive Offices) (Zip Code)

612-293-0619

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBET	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 21, 2025, SharpLink Gaming, Inc. (“SharpLink” or the “Company”) received notice (the “Notice”) from the Nasdaq Hearings Panel (the “Hearings Panel”) of The Nasdaq Stock Market, LLC (“Nasdaq”) stating that the Hearings Panel has granted the Company’s request for additional time to achieve compliance with Nasdaq’s continued listing rules and demonstrate long-term compliance with the minimum bid price requirement as set forth in Rule 5550(a)(2) (the “Bid Price Rule”), which requires issuers to maintain a minimum bid price of $1.00 per share on the Nasdaq, and with Listing Rule 5550(b)(1), which requires listed issuers to maintain minimum stockholders’ equity of $2.5 million (the “Equity Rule”). Specifically, the Hearings Panel has agreed to provide the Company until May 23, 2025 to regain compliance with both the Bid Price Rule and the Equity Rule.

As previously disclosed in the Company’s Annual Report on Form 10-K/A filed with the SEC on March 17, 2025, SharpLink requested and received a hearing with the Hearings Panel, which took place on February 25, 2025. Based on the information presented by SharpLink at the hearing, the Hearings Panel determined to grant the Company’s request for an exception to complete its compliance plan.

Accordingly, the Hearings Panel granted the Company’s request for continued listing on the Nasdaq, subject to the following:

1.	On or before May 23, 2025, the Company shall demonstrate compliance with Listing Rules 5550(a)(2), and 5550(b)(1);

2.	On or before May 23, 2025, the Company must file a public disclosure describing any transactions undertaken by the Company to increase its equity and providing an indication of its equity following those transactions. The Company can do so by including in the public filing a balance sheet not older than 60 days with pro-forma adjustments for any significant transactions or events occurring on or before the report date. Alternatively, the Company can provide an affirmative statement in its public filing that, as of the date of the report, the Company believes it remains in compliance with the Equity Rule based upon the specific transactions or events described, after considering anticipated losses through that date. In this later case, the Company must also provide the Hearings Panel and Nasdaq Staff with a balance sheet not older than 60 days with pro-forma adjustments for all significant transactions or events occurring on or before the report date, including adjustments for anticipated losses, if any, incurred through the date of the balance sheet; and

3.	In addition, on or before May 23, 2025, the Company must provide the Hearings Panel with an update on its fundraising plans and updated income projections for the next 12 months, with all underlying assumptions clearly stated.

The Company’s shares of Common Stock will remain listed and eligible for trading on Nasdaq during the period SharpLink works on demonstrating compliance with the Nasdaq listing rules.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2025 Compensation Plans for Officers and Non-Employee Directors

As disclosed in the Company’s preliminary proxy statement, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 21, 2025, on March 19, 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of SharpLink approved the Company’s 2025 Executive Compensation Plan (“2025 Executive Plan”). A copy of the approved and adopted 2025 Executive Plan is attached hereto as Exhibit 10.1.

On March 19, 2025, the Board approved and adopted the 2025 Board Compensation Plan, which is attached hereto as Exhibit 10.2.

In connection with the Committee’s approval of the 2025 Executive Plan, amendments to the original executive employment agreements, dated February 13, 2024, entered into by the Company and the Company’s chief executive officer, Mr. Rob Phythian (“CEO Amendment”), and SharpLink’s chief financial officer, Mr. Robert DeLucia (“CFO Amendment”), were approved and adopted by the Committee. The CEO Amendment and the CFO Amendment have been attached hereto as Exhibits 10.3 and 10.4, respectively.

CEO Amendment

In accordance with the 2025 Executive Plan, Mr. Phythian is eligible to receive an increase in his annual base salary to $440,000, with the increase subject to the Company regaining full compliance with the Nasdaq minimum listing requirements, as described in Item 3.01, on or before May 23, 2025. In addition, Mr. Phythian shall be eligible to receive an annual cash bonus equal to up to 50% of the annual base salary, subject to certain performance benchmarks being achieved as determined and approved by the Committee.

In addition, the Company shall directly pay or reimburse Mr. Phythian up to $10,000 annually for the following: i) premiums of a term life insurance policy and ii) if elected, executive health exams not covered by the Company’s prevailing benefits plan. In addition, the Company shall directly pay or reimburse Mr. Phythian up to $12,000 annually for payment of country club annual dues.

Mr. Phythian will be eligible to be granted up to 220,000 RSUs based on certain predefined performance benchmarks being achieved in 2025, as determined and approved by the Committee. Mr. Phythian shall also be eligible to be granted additional equity awards in accordance with the Company’s policies as in effect from time to time, as recommended and approved by the Committee. The granting of any and all future equity awards to Mr. Phythian will be subject to stockholder approval of the increase in the number of shares authorized under the 2023 Equity Incentive Plan – approval which may be sought by the Company pursuant to a Special General Meeting of Stockholders to be held later this year.

The CEO Amendment is for a term of two years (“Phythian Term”), subject to earlier termination, and will be automatically extended for successive one-year periods unless either party gives written notice of termination at least 120 days in advance of the expiration of the Phythian Term or the then-current term, as applicable.

The CEO Amendment provides that if Mr. Phythian is terminated by the Company without cause or if he terminates his employment for good reason, he will be entitled to: i) continuation of the annual base salary at the rate in effect immediately prior to the termination date for 12 months following the termination date paid accordance with the Company’s normal payroll practices, but no less frequently than monthly; and ii) if Mr. Phythian elects to continue group health coverage under any Company group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse Mr. Phythian for a portion of his COBRA premiums, such that his unreimbursed cost of COBRA premiums does not exceed the cost to Mr. Phythian of such health plan premiums immediately prior to termination, for a period of up to one year after his termination (or until he is no longer eligible for COBRA continuation, if earlier). In addition, Mr. Phythian shall be entitled to severance, payable in a lump sum equal to 100% of the annual base salary.

If employment is terminated by the Company for cause or by Mr. Phythian for other than good reason, Mr. Phythian will be entitled only to the accrued salary and bonus obligations through the date of termination.

The foregoing description of the CEO Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of that agreement, a copy of which is attached as Exhibit 10.3 to and made a part of this Current Report on Form 8-K and is incorporated by reference herein.

CFO Amendment

In accordance with the 2025 Executive Plan, Mr. DeLucia is eligible to receive an increase in his annual base salary to $261,684, with the increase subject to the Company regaining full compliance with the Nasdaq minimum listing requirements, as described in Item 3.01, on or before May 23, 2025. In addition, Mr. DeLucia shall be eligible to receive an annual cash bonus equal to up to 50% of the annual base salary, subject to certain performance benchmarks being achieved as determined and approved by the Committee.

In addition, the Company shall directly pay or reimburse Mr. DeLucia up to $10,000 annually for the following: i) premiums of a term life insurance policy and ii) if elected, executive health exams not covered by the Company’s prevailing benefits plan.

Mr. DeLucia will be eligible to be granted up to 130,842 RSUs based on certain predefined performance benchmarks being achieved in 2025, as determined and approved by the Committee. Mr. DeLucia shall also be eligible to be granted additional equity awards in accordance with the Company’s policies as in effect from time to time, as recommended and approved by the Committee. The granting of any and all future equity awards to Mr. DeLucia will be subject to stockholder approval of the increase in the number of shares authorized under the 2023 Equity Incentive Plan – approval which may be sought by the Company pursuant to a Special General Meeting of Stockholders to be held later this year.

The CFO Amendment is for a term of two years (“DeLucia Term”), subject to earlier termination, and will be automatically extended for successive one-year periods unless either party gives written notice of termination at least 120 days in advance of the expiration of the DeLucia Term or the then-current term, as applicable.

The CFO Amendment provides that if Mr. DeLucia is terminated by the Company without cause or if he terminates his employment for good reason, he will be entitled to: i) continuation of the annual base salary at the rate in effect immediately prior to the termination date for 12 months following the termination date paid accordance with the Company’s normal payroll practices, but no less frequently than monthly; and ii) if Mr. DeLucia elects to continue group health coverage under any Company group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse Mr. DeLucia for a portion of his COBRA premiums, such that his unreimbursed cost of COBRA premiums does not exceed the cost to Mr. DeLucia of such health plan premiums immediately prior to termination, for a period of up to one year after his termination (or until he is no longer eligible for COBRA continuation, if earlier). In addition, Mr. DeLucia shall be entitled to severance, payable in a lump sum equal to 100% of the annual base salary.

If employment is terminated by the Company for cause or by Mr. DeLucia for other than good reason, Mr. DeLucia will be entitled only to the accrued salary and bonus obligations through the date of termination.

The foregoing description of the CFO Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of that agreement, a copy of which is attached as Exhibit 10.4 to and made a part of this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 7.01	REGULATION FD DISCLOSURE.

On March 25, 2025, SharpLink issued a press release relating to the extension granted to the Company by the Nasdaq Hearings Panel. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Financial Statements

None.

Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	2025 Executive Compensation Plan
10.2	2025 Board Compensation Plan
10.3	Amendment No. 1 to the Executive Employment Agreement, dated, March 19, 2025, between SharpLink Gaming, Inc. and Rob Phythian
10.4	Amendment No. 1 to the Executive Employment Agreement, dated March 19, 2025, between SharpLink Gaming, Inc. and Robert DeLucia
99.1	Press Release titled “SharpLink Gaming Granted Extension by Nasdaq Hearing Panel to Regain Compliance with Continued Listing Requirements,” dated March 26, 2025
104	Coverage Page Interactive Data File (embedded within the Inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING, INC.

	By:	/s/ Rob Phythian
	Name:	Rob Phythian
	Title:	Chief Executive Officer
Dated: March 26, 2025